SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of the

Securities Exchange Act of 1934

Date of Earliest Event Reported: July 18, 2002

NEW ENGLAND POWER COMPANY

(exact name of registrant as specified in charter)

Massachusetts	1-6564	04-1663070
(state or other	(Commission	(I.R.S. Employer
jurisdiction of	File No.)	Identification No.)
incorporation)

25 Research Drive, Westborough, Massachusetts 01582

(Address of principal executive offices)

(508) 389-2000

(Registrant's telephone number, including area code)

Item 5. Other Events

     New England Power Company (the Company) has a 23.9 percent ownership interest in Vermont Yankee Nuclear Power Corporation (Vermont Yankee). As previously reported, on August 15, 2001, Vermont Yankee announced that it had reached an Agreement (the Agreement) to sell the Vermont Yankee nuclear power plan to Entergy Corporation (Entergy) for $180 million. Entergy notified Vermont Yankee on July 18, 2002 that it is unwilling to close the transaction unless a modification to the Agreement required by the Vermont Public Service Board (VPSB) can be undone prior to July 31, 2002. The terms of the Agreement provide for termination if the sale is not completed by July 31, 2002.

      All regulatory approvals required to complete the sale have been obtained except for the approval of the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935. The VPSB approval was conditioned upon the modification of a provision in the Agreement entitling Entergy to keep 50 percent of any property remaining in the decommissioning trust fund upon completion of decommissioning. On June 21, 2002, Entergy filed a motion seeking reconsideration of the VPSB condition. On July 11, the VPSB rejected Entergy's motion.

      The Vermont Yankee Board of Directors is evaluating its options.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

NEW ENGLAND POWER COMPANY

      s/John G. Cochrane
By ___________________________
      John G. Cochrane
      Vice President

Date: July 19, 2002